Exhibit 99.1

For Immediate Release	Contacts: Jim Gattoni (CEO) Jim Todd (CFO) Landstar System, Inc. www.landstar.com
October 19, 2022	904-398-9400

LANDSTAR SYSTEM REPORTS

RECORD THIRD QUARTER REVENUE OF $1.816B AND

RECORD THIRD QUARTER DILUTED EARNINGS PER SHARE OF $2.76

Jacksonville, FL—Landstar System, Inc. (NASDAQ: LSTR) reported revenue of $1.816 billion in the 2022 third quarter, a 5 percent increase over revenue of $1.734 billion in the 2021 third quarter and quarterly diluted earnings per share (“DEPS”) of $2.76, an increase of 7 percent compared to $2.58 in the 2021 third quarter. 2022 third quarter revenue and DEPS each established new all-time third quarter records for Landstar.

Gross profit in the 2022 third quarter was $185.7 million, 2 percent below 2021 third quarter gross profit of $189.2 million. Variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2022 third quarter reached a third quarter record of $245.7 million, 1 percent above 2021 third quarter variable contribution of $242.3 million. A reconciliation of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2022 and 2021 third quarters and year-to-date periods is provided in the Company’s accompanying financial disclosures.

Trailing twelve month return on average shareholders’ equity was 52 percent and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 46 percent. Landstar continues to return significant amounts of capital to stockholders through the Company’s stock purchase program and dividends. During the 2022 third quarter, Landstar purchased approximately 504,000 shares of its common stock at an aggregate cost of $73.3 million, bringing the total number of common shares

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purchased during the thirty-nine weeks ended September 24, 2022 to 1,901,000 shares at an aggregate cost of approximately $286.0 million. The Company is currently authorized to purchase up to an additional 1,099,174 shares of the Company’s common stock under its previously announced share purchase program. Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.30 per share payable on December 2, 2022, to stockholders of record as of the close of business on November 8, 2022. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2022 third quarter was $1,598.8 million, or 88 percent of revenue, compared to $1,580.7 million, or 91 percent of revenue, in the 2021 third quarter. Truckload transportation revenue hauled via van equipment in the 2022 third quarter was $914.2 million, compared to $918.1 million in the 2021 third quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2022 third quarter was $453.9 million, compared to $423.0 million in the 2021 third quarter, an increase of 7 percent. Revenue from other truck transportation, which is largely related to power-only services, in the 2022 third quarter was $195.3 million, compared to $208.8 million in the 2021 third quarter, a decrease of 6 percent. Revenue hauled by rail, air and ocean cargo carriers was $191.9 million, or 11 percent of revenue, in the 2022 third quarter, compared to $128.6 million, or 7 percent of revenue, in the 2021 third quarter, an increase of 49 percent.

“Customer demand for our freight transportation services was solid in most sectors of our business during the 2022 third quarter,” said Landstar President and CEO Jim Gattoni. “Overall, the number of loads hauled via truck in the 2022 third quarter increased 1 percent over the 2021 third quarter, a good performance given a tough year-over-year comparison. In particular, demand for unsided/platform services was strong while demand for van services moderated compared to earlier in 2022. The increase in the number of truck loads hauled via unsided/platform equipment together with a modest increase in the number of loads hauled via van equipment more than offset a decrease in the number of loads hauled by other truck transportation services. The less robust growth in the number of truck loads hauled via van equipment and the decrease in loads

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hauled by other truck transportation services was largely attributable to reduced demand from certain parcel and less-than-truckload carriers for our truckload services, as volumes from those customers have returned to more normalized levels since peaking in 2021 and early 2022. Revenue per truck load in the 2022 third quarter was essentially equal to that of the 2021 third quarter, with strength in revenue per load on truck loads hauled by unsided/platform equipment being offset by small decreases in revenue per load on truck loads hauled by van equipment and other truck transportation services.”

Gattoni further commented, “There continues to be a lot of unease regarding U.S. economic conditions as we head into the fourth quarter. On a macroeconomic level, continuing inflation concerns along with possible further action by the Federal Reserve to address these concerns at the risk of causing further recessionary pressure, as well as current geopolitical tensions and the corresponding volatility in the international energy markets, add significant uncertainty to the performance of the overall domestic freight environment. Moreover, high inventory levels being reported by large retailers corresponds with what we anticipate will be decreased seasonal demand for freight services in connection with the 2022 holiday shipping season. Additionally, comparisons to the 2021 fourth quarter results will be challenging for Landstar, given the unprecedented strength our business experienced during the 2021 fourth quarter.”

Gattoni continued, “Through the first several weeks of October, the number of loads hauled via truck was below the corresponding period of 2021 in a mid-single-digit percentage range; and overall truck revenue per load trended reasonably in-line with historical third to fourth quarter sequential patterns. However, with expectations of a more muted peak shipping season and, relatedly, a more challenging demand environment for loads hauled by van equipment and other truck transportation services, I expect truck revenue per load to underperform historical fourth quarter trends in the 2022 fourth quarter, and as such, to be below the 2021 fourth quarter by 5 to 7 percent. With respect to volumes, please note that Landstar’s fiscal year ends on the last Saturday of the calendar year, which this year is December 31, 2022, resulting in fiscal year 2022 representing a 53-week period. As such, the Company’s 2022 fourth quarter includes an extra week of operations, during which the Company anticipates it will haul approximately thirty to forty thousand truck loads. Taking into account the extra week of operations, I expect the number of loads hauled via truck to decrease compared to the 2021 fourth quarter by 2 to 4 percent. As such, I anticipate revenue for the 2022 fourth quarter to be in a range of $1.775 billion to $1.825 billion.”

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Gattoni continued, “Based on the range of revenue estimated for the 2022 fourth quarter, I would anticipate DEPS to be in a range of $2.60 to $2.70. This range of DEPS includes insurance and claims expense estimated at 4.5 percent of BCO revenue.”

Gattoni concluded, “Landstar’s performance through the first three quarters of 2022 has been outstanding. The Company’s agent family has continued to execute regardless of a shifting macroeconomic backdrop. Given the exceptional performance by Landstar year-to-date plus the revenue and earnings estimates we have provided for the 2022 fourth quarter, we anticipate establishing new all-time fiscal year records in 2022 with annual revenue expected to be in excess of $7.5 billion and DEPS expected to be in excess of $11.75. Both of these figures would be well above Landstar’s existing record performance in any year in our history and would represent remarkable achievements to cap another tremendous year for the Company, its employees and the thousands of business owners who participate in the Landstar network.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Third Quarter 2022 Earnings Release Conference Call.”

About Landstar:

Landstar System, Inc., a Fortune 500 company, is a worldwide, technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

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Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed a non-GAAP financial measure: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2021 fiscal year; the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber

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and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2021 fiscal year, described in Item 1A Risk Factors, Landstar’s Form 10Qs for the 2022 first and second fiscal quarters, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Revenue	$5,761,795	$4,592,551	$1,816,132	$1,734,299
Investment income	2,023	2,138	716	706
Costs and expenses:
Purchased transportation	4,512,341	3,583,197	1,416,323	1,356,671
Commissions to agents	465,759	356,997	154,125	135,295
Other operating costs, net of gains on asset sales/dispositions	34,878	27,117	13,356	10,572
Insurance and claims	96,265	75,198	31,445	29,569
Selling, general and administrative	165,199	158,720	53,519	59,198
Depreciation and amortization	42,627	36,532	14,582	12,288

Total costs and expenses	5,317,069	4,237,761	1,683,350	1,603,593

Operating income	446,749	356,928	133,498	131,412
Interest and debt expense	3,275	2,974	1,047	965

Income before income taxes	443,474	353,954	132,451	130,447
Income taxes	105,862	85,745	32,233	31,772

Net income	$337,612	$268,209	$100,218	$98,675

Diluted earnings per share	$9.15	$7.00	$2.76	$2.58

Average diluted shares outstanding	36,886,000	38,342,000	36,334,000	38,218,000

Dividends per common share	$0.80	$0.67	$0.30	$0.25

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 24, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$177,796	$215,522
Short-term investments	50,637	35,778
Trade accounts receivable, less allowance of $10,464 and $7,074	1,133,681	1,154,314
Other receivables, including advances to independent contractors, less allowance of $9,877 and $8,125	87,241	101,124
Other current assets	35,493	16,162

Total current assets	1,484,848	1,522,900

Operating property, less accumulated depreciation and amortization of $383,458 and $344,099	321,585	317,386
Goodwill	41,004	40,768
Other assets	141,103	164,411

Total assets	$1,988,540	$2,045,465

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$97,686	$116,478
Accounts payable	644,054	604,130
Current maturities of long-term debt	37,375	36,561
Insurance claims	58,131	46,896
Dividends payable	—	75,387
Other current liabilities	104,272	130,531

Total current liabilities	941,518	1,009,983

Long-term debt, excluding current maturities	72,095	75,243
Insurance claims	55,765	49,509
Deferred income taxes and other non-current liabilities	45,989	48,720
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,380,565 and 68,232,975	684	682
Additional paid-in capital	255,486	255,148
Retained earnings	2,625,290	2,317,184
Cost of 32,455,300 and 30,539,235 shares of common stock in treasury	(1,992,886)	(1,705,601)
Accumulated other comprehensive loss	(15,401)	(5,403)

Total shareholders’ equity	873,173	862,010

Total liabilities and shareholders’ equity	$1,988,540	$2,045,465

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 24,	September 25,	September 24,	September 25,
	2022	2021	2022	2021
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$3,022,297	$2,502,025	$914,154	$918,115
Unsided/platform equipment	1,336,956	1,112,358	453,924	422,979
Less-than-truckload	105,994	85,551	35,343	30,819
Other truck transportation (1)	632,001	518,472	195,345	208,817

Total truck transportation	5,097,248	4,218,406	1,598,766	1,580,730
Rail intermodal	113,762	120,540	27,652	44,472
Ocean and air cargo carriers	475,156	191,951	164,252	84,111
Other (2)	75,629	61,654	25,462	24,986

	$5,761,795	$4,592,551	$1,816,132	$1,734,299

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$2,043,772	$1,899,313	$627,809	$690,257
Number of loads:
Truck transportation
Truckload:
Van equipment	1,130,263	1,037,516	366,513	359,263
Unsided/platform equipment	420,436	381,594	141,091	133,332
Less-than-truckload	142,740	135,038	45,912	49,943
Other truck transportation (1)	243,341	208,402	76,594	81,242

Total truck transportation	1,936,780	1,762,550	630,110	623,780
Rail intermodal	31,940	40,420	7,720	13,620
Ocean and air cargo carriers	34,410	29,650	11,520	10,190

	2,003,130	1,832,620	649,350	647,590

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	777,250	773,270	249,420	263,120
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,674	$2,412	$2,494	$2,556
Unsided/platform equipment	3,180	2,915	3,217	3,172
Less-than-truckload	743	634	770	617
Other truck transportation (1)	2,597	2,488	2,550	2,570
Total truck transportation	2,632	2,393	2,537	2,534
Rail intermodal	3,562	2,982	3,582	3,265
Ocean and air cargo carriers	13,809	6,474	14,258	8,254
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,629	$2,456	$2,517	$2,623
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	35%	41%	35%	40%
Truck Brokerage Carriers	53%	50%	53%	51%
Rail intermodal	2%	3%	2%	3%
Ocean and air cargo carriers	8%	4%	9%	5%
Other	1%	1%	1%	1%

			September 24,	September 25,
			2022	2021
Truck Capacity Providers
BCO Independent Contractors (3)			10,742	10,955

Truck Brokerage Carriers:
Approved and active (4)			71,207	58,676
Other approved			30,222	24,602

			101,429	83,278

Total available truck capacity providers			112,171	94,233

Trucks provided by BCO Independent Contractors (3)			11,644	11,746

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

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Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 24,	September 25,	September 24,	September 25,
	2022	2021	2022	2021
Revenue	$5,761,795	$4,592,551	$1,816,132	$1,734,299
Costs of revenue:
Purchased transportation	4,512,341	3,583,197	1,416,323	1,356,671
Commissions to agents	465,759	356,997	154,125	135,295

Variable costs of revenue	4,978,100	3,940,194	1,570,448	1,491,966
Trailing equipment depreciation	27,760	26,362	9,397	8,615
Information technology costs (1)	13,868	9,534	4,829	3,450
Insurance-related costs (2)	98,821	78,175	32,380	30,502
Other operating costs	34,878	27,117	13,356	10,572

Other costs of revenue	175,327	141,188	59,962	53,139

Total costs of revenue	5,153,427	4,081,382	1,630,410	1,545,105

Gross profit	$608,368	$511,169	$185,722	$189,194

Gross profit margin	10.6%	11.1%	10.2%	10.9%
Plus: other costs of revenue	175,327	141,188	59,962	53,139

Variable contribution	$783,695	$652,357	$245,684	$242,333

Variable contribution margin	13.6%	14.2%	13.5%	14.0%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.